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EXHIBIT 23



                               Joseph Troche, CPA
                                 32 Main Street
                          Hastings-on-Hudson, NY 10706
                                 (914) 478-1432



October 23, 2002

Trident Systems International
3592 Route 22 W
Whitehouse, New Jersey 08888


We consent to the inclusion in this registration statement on Form S-8 dated October 23, 2002, of our audits of the financial statements of Trident Systems International, Inc.



/s/ Joseph Troche
Joseph Troche, CPA
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